UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: May 16, 2006

Pacific Sands, Inc.
(Exact name of registrant)

Nevada	00-29483	88-0322882
(State of Incorporation)	(Commission file Number)	(I.R.S. Employer Id. No.)

1509 Rapids Dr. Racine WI		53404
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (262) 619-3261

Section 5: Corporate Governance and Management

Item 5.02 Election of Directors.

As of May 16, 2006, the Registrant elected a new director, Dr. John Hagarty. Dr. Hagarty is 66 years of age. Since his retirement in 1999 from SC Johnson Wax, where he served as a Senior Research Chemist, Dr. Hagarty has worked as an independent consultant. During the past two years Dr. Hagarty has, as a consulting scientist, managed new product development at Pacific Sands, and has supervised the final development of its nontoxic, earth and health-friendly pet care, household cleaning and other product lines.

Dr. Hagarty earned his PhD in Organic Chemistry from Duquesne University.

Dr. John Hagarty comes to Registrant’s board as a new member of the board, creating an additional board position.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

Pacific Sands, Inc.
(Registrant)

Date: May 16, 2005	/s/ Michael Wynhoff
Michael Wynhoff, CEO

Date: May 16, 2005	/s/ Michael Michie
Michael Michie, CFO